UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

ACTUATE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-24607	94-3193197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2207 Bridgepointe Parkway, Suite 500, San Mateo, California 94404

(Address of principal executive offices) (Zip Code)

Registrant's telephone, including area code: (650) 645-3000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2007, the Compensation Committee of the Board of Directors of Actuate Corporation ("Actuate") authorized Actuate to enter into a change of control severance benefit agreement (the "Severance Agreements") with each of the following executive officers: Messrs. Cittadini, Gaudreau, Coggins, McKeever, Fluin and Akiha and Ms. Vogt. Copies of the form Severance Agreement are attached as Exhibits 10.1.

Pursuant to the terms of the Severance Agreements, in the event the executive's employment with Actuate terminates pursuant to an involuntary termination, or his or her resignation for good reason, within 12 months following a change in control of Actuate, or should such executive's employment be terminated by Actuate for a reason other than a termination for cause during the period commencing with Actuate's execution of a definitive agreement to effect a change in control of Actuate and ending on the earliest to occur of (i) the closing of the change in control contemplated by such definitive agreement, or (ii) the termination of such definitive agreement without the consummation of the contemplated change in control (the "Pre-Closing Period") then the executive will become entitled to receive the following change in control severance benefits, provided the executive executes a general release of all claims against Actuate: (i) each outstanding option held by the executive will become fully vested and exercisable for all of the option shares subject to the option, (ii) a lump-sum cash severance payment in an amount equal to 1.5 times (1 times for Messrs. Coggins and Akiha and Ms. Vogt and 0.5 times for Messrs. Fluin and McKeever) the sum of (a) the executive's annual rate of base salary and (b) the executive's average bonus (measured over a 3-year period), and (iii) continued health care coverage at Actuate's expense for a period of up to 18 months (up to 12 months for Messrs. Coggins and Akiha and Ms. Vogt and up to 6 months for Messrs. Fluin and McKeever). In the event the executive's employment is terminated by Actuate for a reason other than a termination for cause during the Pre-Closing Period, the lump-sum cash severance payment will be paid only if the change in control is consummated prior to the expiration of the Pre-Closing Period. Any severance benefits which are treated as parachute payments under Section 280G of the Internal Revenue Code will be subject to reduction, to the extent such reduction would provide the executive with the greatest after-tax amount of benefits after taking into account any excise tax to which he or she might be subject under Section 4999 of the Internal Revenue Code.

The foregoing description of the Severance Agreements does not purport to be a complete description of the Severance Agreements and is qualified in its entirety by reference to the form agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibit. The following document is filed as an exhibit to this report:

10.1	Form of Severance Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUATE CORPORATION

Date:	December 24, 2007	By:
		Name:	Peter I. Cittadini
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	Form of Severance Agreement